UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 21, 2011 (Date of earliest event reported)
Paulson Capital Corp. (Exact name of registrant as specified in its charter)

OR (State or other jurisdiction of incorporation)	0-18188 (Commission File Number)	93-0589534 (IRS Employer Identification Number)

811 SW Naito Pkwy., Ste. 200 (Address of principal executive offices)		97204 (Zip Code)
503-243-6000 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 21, 2011, Paulson Capital Corporation (the "Company") received a deficiency letter from the NASDAQ Stock Market indicating that, based on the Company's closing bid price for the last 30 consecutive business days, the Company does not comply with the minimum bid price of $1.00 per share as set forth in NASDAQ Marketplace Rule 5550(a)(2).

In accordance with NASDAQ Marketplace Rule 5810(c)(3)(A), the Company has a grace period of 180 calendar days, or until April 18, 2012 to regain compliance with the minimum closing bid price requirement for continued listing. In order to regain compliance, the minimum closing price per share of the Company's common stock must be at least $1.00 for a minimum of ten consecutive business days. In the event the Company does not regain compliance by April 18, 2012, the Company may be afforded an additional 180 day compliance period, provided it demonstrates that it meets all other applicable standards for initial listing on the NASDAQ Capital Market (except the bid price requirement), and provides written notice of its intention to cure the minimum bid price deficiency during the second grace period. If the Company fails to regain compliance after the second grace period, the Company's stock will be subject to delisting by NASDAQ.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2011	PAULSON CAPITAL CORP.

	By:	/s/ Murray G. Smith
Murray G. Smith
Chief Financial Officer